                                                  Exhibit 10.1
                  AMERICOLD CORPORATION
               KEY EMPLOYEE STOCK OPTION PLAN
            NONSTATUTORY STOCK OPTION AGREEMENT
          THIS AGREEMENT is effective as of the 19th day of May, 1993 between AMERICOLD CORPORATION (the "Company"), and JOHN P. LeNEVEU (the "Optionee").
          To attract and retain able, experienced and trained people and to provide additional incentives to key employees, the Board of Directors adopted and the shareholders of the Company approved the Company's Key Employee Stock Option Plan (the "Plan"). Pursuant to the Plan, the Compensation Committee of the Board of Directors (the "Committee") has approved the grant to the Optionee of an option to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), in the amount indicated below.
This option is a nonstatutory stock option and is not an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Optionee agree as follows:
          1. The Company grants to the Optionee, upon the terms and conditions set forth below and in the Plan, the right and option (the "Option") to purchase up to 30,000 shares (the "Option Shares") of the Company's authorized, but unissued or reacquired, Common Stock at a purchase price of $21.88 per share.
               (a) Subject to reductions in the Option term as provided in subsection (d) of this Section, the Option shall continue in effect until and including May 18, 2003 (the "Expiration Date"); provided, however, that in the event of the liquidation or dissolution of the Company other than in connection with a transaction described in subsection (f) of this Section, the Option, to the extent unexercised, shall automatically terminate. Except as provided in subsection (d) of this Section, the Option may be exercised from time to time over the term of the Option by the purchase of Option Shares in the following amounts:

               (i) During the first year following the grant of the Option -- none;

               (ii)  May 19, 1994 -- one-fifth of the Option
          Shares;

               (iii) May 19, 1995 -- an additional one-fifth of the Option Shares;

               (iv) May 19, 1996 -- an additional one-fifth of the Option Shares;

               (v) May 19, 1997 --an additional one-fifth of the Option Shares; and

               (vi) May 19, 1998 -- the remaining one-fifth of the Option Shares;

     provided, however, if the Optionee does not purchase in any one year the full number of Option Shares to which the Optionee is then entitled, the Optionee's rights shall be cumulative, and the Optionee may purchase those Option Shares in any subsequent year during the term of the Option.

               (b) Except as provided in subsection (d) of this Section, the Option may not be exercised unless the Optionee is then employed by the Company or a subsidiary (as defined in Section 424(f) of the Code) of the Company ("Subsidiary") and has been so employed continuously since the date the Option was granted. However, a leave of absence under rules established by the Board of Directors shall not be deemed an interruption of employment for purposes of this Agreement.

               (c) The Option shall not be transferable except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of the Optionee's death. Any such transfer of the Option or Option Shares shall be subject to the terms and conditions of the Stockholders' Agreement dated as of December 24, 1986, as currently amended and as amended hereafter (the "Stockholders'

     Agreement"), among the Company, Kelso Equity Partners, L.P., Kelso & Company, L.P., Kelso Investment Associates II, L.P., KIA III-Americold Inc., L.P., The Northwestern Mutual Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and various other shareholders of the Company. The Option shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

               (d) If the employment of the Optionee by the Company or a Subsidiary terminates before the Expiration Date, the following shall apply:

               (i) If the employment of the Optionee by the Company or a Subsidiary terminates for any reason other than for cause or as a result of voluntary termination (as described in Section 7 of the Employment Agreement dated as of May 29, 1992 between the Company and Optionee), and such termination of employment occurs before May 19, 1998, the then-unexercised portion of the Option may be exercised, to the extent that the Optionee was entitled to do so on the date of termination, at any time prior to the earlier of (A) the Expiration Date of the Option, or (B) the expiration of three months after the date of termination.

               (ii) If the employment of the Optionee by the Company or a Subsidiary terminates for cause or as a result of voluntary termination (as described in Section 7 of the Employment Agreement dated May 29, 1992 between the Company and Optionee), and such termination of employment occurs before May 19, 1998, the then-unexercised portion of the Option shall expire, and Optionee shall have no further right or interest in the Option.

               (iii) If the employment of the Optionee by the Company or a Subsidiary terminates for any reason other than death or permanent and total disability (as defined in the Plan), and such termination of employment does not occur before May 19, 1998, the then-unexercised portion of the Option may be exercised, to the extent that the Optionee was entitled to do so on the date of termination, at any time prior to the earlier of (A) the Expiration Date of the Option, or (B) the expiration of three months after the date of termination.

               (iv) If the employment of the Optionee by the Company or a Subsidiary is terminated because of permanent and total disability (as defined in the Plan), and such termination of employment does not occur before May 19, 1998, the then-unexercised portion of the Option may be exercised, to the extent that the Optionee was entitled to do so on the date of termination, at any time prior to the earlier of (A) the Expiration Date of the Option, or (B) the expiration of one year after the date of termination.

               (v) If the Optionee dies while employed by the Company or a Subsidiary, and the date of death does not occur before May 19, 1998, the then-unexercised portion of the Option may be exercised, to the extent that the Optionee was entitled to do so on the date of the Optionee's death, at any time prior to the earlier of
          (A) the Expiration Date of the Option, or (B) the expiration of one year after the date of the Optionee's death. However, in the event of the Optionee's death, the Option may be exercised only as permitted under, and subject to the terms and conditions of, the Stockholders' Agreement.

               (e) Option Shares may be purchased only upon receipt by the Company of written notice from the Optionee specifying the number of Option Shares the Optionee desires to purchase, accompanied by full payment in cash for the Option Shares being purchased plus any required withholding tax. In addition, the written notice shall contain a representation that the Optionee intends to acquire the Option Shares for investment and not for resale. Any required withholding tax shall be paid in cash or, when applicable, through a payroll deduction no later than the next payroll cycle. No Option Shares shall be issued until full payment has been made. The Optionee shall have none of the rights of a shareholder with respect to any Option Shares until the Optionee becomes the holder of record of such Option Shares.

               (f) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of any merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the unexercised portion of the Option shall be exercisable, to the end that after such event the Optionee's right to a proportionate interest in the Company shall be maintained as if the Option had already been exercised and the Option Shares were subject to such change or exchange. Such adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the exercise price per Option Share. Any such adjustment made by the Committee shall be final and binding upon the Company, the Optionee and all other interested persons.

               (g) In the event of (i) dissolution or liquidation of the Company, (ii) a merger in which the Company is not the surviving corporation, or (iii) a share exchange pursuant to which the outstanding shares of common Stock of the Company are acquired by another corporation, then either (i) the Committee, upon authorization of the Board, shall make an appropriate and equitable adjustment in the number and kinds of securities covered by outstanding options, and such options shall be expressly assumed by the successor corporation, if any; or (ii) in lieu of such an adjustment, the Board shall provide a 30-day period prior to such event during which each Optionee shall have the right to exercise the Optionee's outstanding options, in whole or in part, without regard to the time the options have been outstanding and without regard to any vesting schedule provided for in any option agreement entered into pursuant to the Plan. If the Board provides for such a 30-day period, options not exercised shall expire at the end of such 30-day period.

          2. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter.
The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the issuance of any Option Shares, the listing of such shares on any such exchange, or the sale of any Option Shares. The Company shall not be obligated to issue or deliver any Option Shares if, upon advice of its legal
counsel, such issuance or delivery would violate state or federal law.
          3. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continued employment with the Company or any Subsidiary or shall interfere in any way with the right of the Company or any Subsidiary by whom such Optionee is employed to terminate the Optionee's employment at any time, either with or without cause.
          4. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, but, except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.
          5. The Option is subject to the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.
          IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate.
     COMPANY:                 AMERICOLD CORPORATION

                              By: /s/ Ronald H. Dykehouse
                                 -------------------------
                                 Ronald H. Dykehouse, Chairman
                                 and Chief Executive Officer

     OPTIONEE:

                               /s/ John P. LeNeveu
                              ----------------------
                              John P. LeNeveu

                              Address:
                              4655 S.W. Chunut Court
                              Tualatin, Oregon  97062